SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report:

February 10, 2005

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of corporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Section 2 - Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 7, 2005, Mattel, Inc. (“Mattel”) and Bank of America, N.A. (“Bank of America”) entered into a commitment letter dated February 4, 2005, authorizing Bank of America to commence syndication efforts associated with amending Mattel’s Second Amended and Restated Credit Agreement dated as of March 19, 2004 (the “domestic unsecured committed revolving credit facility.”) Bank of America currently acts as a lender and the administrative agent and its affiliate was sole lead arranger and sole book manager in connection with the domestic unsecured committed revolving credit facility. Additionally, Bank of America currently acts as the administrative agent and a purchaser under the domestic receivables sales facility that is a sub-facility of the domestic unsecured committed revolving credit facility. Bank of America and Mattel also have various banking arrangements conducted in the ordinary course of business.

Bank of America has committed an aggregate of up to $200 million to the domestic unsecured committed revolving credit facility, with the balance to be raised in the syndicated bank loan market.

Upon successful completion of the syndication and at the time of closing, Mattel’s domestic unsecured committed revolving credit facility will be amended to extend the term until March 31, 2010 from its current expiration on March 31, 2007. If there are sufficient aggregate commitments, Mattel has the option to increase the size of the domestic unsecured committed revolving credit facility to $1.5 billion from its current size of $1.3 billion. All other terms and conditions of the amended facility will be substantially similar to the existing facility, including the debt-to-capital and interest coverage ratios.

Mattel expects that the closing of the domestic unsecured committed revolving credit facility will occur in March 2005. While management knows of no reason why Mattel will not be able to achieve this goal, there can be no assurance.

The foregoing brief summary of the commitment letter is qualified in its entirety by reference to the commitment letter, a copy of which is filed as Exhibit 99.0 herewith.

Section 9 - Financial Statements and Exhibits

Item 9.0.1	Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired: None

(b)  Pro forma financial information: None

(c)  Exhibits:

99.0	Commitment Letter between Mattel, Inc. and Bank of America, N.A. dated February 4, 2005, executed February 7, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC. Registrant

By:	/s/ CHRISTOPHER O’BRIEN
Christopher O’Brien Vice President and Assistant General Counsel

Date: February 10, 2005

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